Exhibit 99.1

Investor Contact	Media Contact
Linda Ventresca	Joe Cohen
AXIS Capital Holdings Limited	AXIS Capital Holdings Limited
investorrelations@axiscapital.com	joseph.cohen@axiscapital.com
(441) 405-2727	(212) 715-3524

AXIS STRENGTHENS OPERATING MODEL, ACCELERATING STRATEGY TO

DRIVE PROFITABLE GROWTH

Capitalizing on the Changes Transforming the Insurance Marketplace, AXIS

Takes Actions to Invest in Customer-Centricity; Strengthens Commitment

to Introducing Innovative New Approaches and Ways of Working

•	Launches Global Underwriting and Analytics unit; Eric Gesick named Group Chief Underwriting Officer

•	Realigns its Accident & Health business, merging units into core Insurance and Reinsurance segments

•	Introduces integrated functional models for IT and Finance

PEMBROKE, Bermuda — January 23, 2018 — To capitalize on sweeping business, economic and technological changes transforming the (re)insurance marketplace, AXIS Capital Holdings Limited (“AXIS Capital” or the “Company”) (NYSE: AXS) today announced that it is strengthening its operating model, making the Company “future-ready” and further positioning it for long-term profitable growth. The enhancements are part of an ongoing strategy by AXIS to be a global leader in specialty insurance and reinsurance, with a focus on being a partner of choice for key clients and partners in distribution.

“These actions to strengthen our operating model set AXIS on a powerful path forward as we accelerate our strategy to be a leader in specialty insurance and reinsurance while increasing our efficiency and enhancing our profitability. Customer centricity is paramount to our thinking, and these changes will also allow us to improve the fitness of our company, making AXIS more agile and ready for the future so it can capitalize on an evolving market – all while providing greater value to our clients and delivering stronger returns to our shareholders,” said Albert Benchimol, President and CEO of AXIS Capital. “Our goal is to further differentiate AXIS in the market by putting in place the tools and means to empower our underwriters, claims and actuarial teams, ultimately unleashing the power of our people to benefit all our stakeholders.”

Today’s announcement follows AXIS’ recent acquisition of Novae, and the latest enhancements are a continuation and acceleration of AXIS’s initiatives focused on establishing a differentiated market position and consistently delivering superior value creation. Added Mr. Benchimol: “As we continue to integrate Novae into our business and grow our scale and relevance, now is the perfect time to make these enhancements to our operating model.”

Launch of Global Underwriting and Analytics unit; Eric Gesick Named Group Chief Underwriting Officer

AXIS is launching an enterprise-wide Global Underwriting and Analytics unit (GUA). GUA will partner with AXIS’ underwriting, claims and actuarial teams within the business segments, arming them with greater insights, resources and tools to deliver even more value and services to clients and distribution partners. This will include leveraging enhanced data and analytics capabilities to help inform decision-making, intelligently applying InsurTech, as well as optimizing group portfolio management and capital allocation.

“Through our Global Underwriting and Analytics unit, we are creating a Data and Analytics Center of Excellence that builds upon our philosophy of coupling human ingenuity with powerful tools and insights. GUA will enhance our ability to deliver disciplined underwriting and offer even more value to our clients and partners,” said Mr. Benchimol. “Eric is the ideal candidate to lead GUA. A proven leader within AXIS, he brings deep knowledge of our business and the market, and a keen understanding of the transformations that are reshaping our industry.”

Mr. Gesick, who currently serves as Chief Risk and Actuarial Officer, will continue to report to Mr. Benchimol and serve on the Company’s Executive Committee. He has been a member of AXIS’ management team since joining the Company in 2012. His current responsibilities will be handled by Daniel Draper, who has been promoted to Chief Actuary, and Carol Collins, who has been appointed Chief Risk Officer. Both will report to Peter Vogt, Chief Financial Officer. Mr. Draper and Ms. Collins currently serve as Chief Risk Analytics Officer and Head of Risk Governance, respectively.

AXIS also announced that Meghan Anzelc, Ph.D., has been promoted to Chief Analytics Officer, reporting to Mr. Gesick. Dr. Anzelc, who is currently Head of Data and Analytics for the Company’s insurance business, has expanded her role to include guiding the growth of a global Data and Analytics Center of Excellence.

Realignment of A&H Business into Core Insurance and Reinsurance Segments

AXIS is realigning its Accident & Health business, merging the units into its core Insurance and Reinsurance segments. The move is expected to enable AXIS’ to continue focusing on client needs and to deliver synergies in combination with AXIS’ P&C insurance and reinsurance businesses.

“A&H is a successful and established global business that we expect to continue to grow profitability and be an important contributor to AXIS,” said Mr. Benchimol.

The realignment is also expected to create more opportunities for AXIS’ A&H teams to leverage customer and partner relationships across the business, better tap into existing client networks and help ensure seamless delivery of A&H and more traditional P&C (re)insurance products to AXIS’ international clients. Further, the move is expected to help AXIS’ P&C reinsurance team leverage the geographic expansion and client relationships achieved by its A&H teams.

Current AXIS A&H CEO Chris DiSipio will serve as an advisor to help guide the transition and will depart AXIS in April 2018.

“We are deeply appreciative of Chris for his leadership in growing the A&H business from a start-up into a profitable $500 million business. We are proud of the achievements of the A&H team and look forward to building on them and continuing the profitable growth of these businesses,” said Mr. Benchimol. “Chris has decided that he would like to begin a new chapter in his career and we wish him the absolute best in his future endeavors.”

Introduction of Integrated Functional Models for IT and Finance

AXIS will introduce an integrated functional model for both its IT and Finance departments, enabling the Company to better leverage expertise across the organization.

The change is expected to improve agility, increase efficiency and enable the functions to deliver greater value-added services to business units and their customers.

With the integrated IT functional model, AXIS will establish a strong foundation for growth, enabling the Company to better support the business in differentiating initiatives and respond to customer needs. AXIS’ IT department will be led by Chief Information Officer Koorosh Beigian, who reports in to Chief Operations Officer Richard Strachan.

In introducing an integrated “future-ready” functional model, AXIS’ Finance department will adapt its way of working and leverage technology to devote more time to value-adding activities and further increase its capabilities as a strategic partner to the Company’s business units. The Finance department will be led by Mr. Vogt.

Separately, AXIS will combine Ceded Re and its Third Party Capital business into a single strategic risk-funding department. AXIS expects that the combined team will enable the company to optimize risk-funding activities and deliver greater capacity to clients and partners in distribution. Ceded Re will report in to Ben Rubin, Head of AXIS Ventures, who reports to Mr. Benchimol.

Said Mr. Benchimol, “A very exciting opportunity stands before us as we reinvest in our business to make AXIS more agile and responsive and further position our company to lead and win in today’s market, as well as into the future.”

The aforementioned organizational changes will be in place during the second quarter of 2018 and teams throughout AXIS are commencing a detailed planning phase to implement the Company’s future-ready, customer-centric operating model. AXIS expects to incur pre-tax charges associated with implementation that result in run-rate cost savings, a portion of which will be reinvested in initiatives focused on customer-centricity and reinventing the way the Company works. In both cases, these will be incremental to those previously announced for the integration of Novae. AXIS will provide updates as appropriate, with its first update no later than the Company’s reporting of financial results for the first quarter of 2018.

About AXIS Capital

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at September 30, 2017, of $5.5 billion and locations in Bermuda, the United States, Europe, Singapore, Middle East, Canada, and Latin America. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A+” (“Superior”) by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com. Follow AXIS Capital on LinkedIn and Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including statements related to the changes to AXIS’s operating model announced herein. In some cases, these statements can be identified by the use of forward-looking words such as “may”, “should”, “could”, “would”, “will”, “anticipate”, “expect”, “potential”, “intend” and similar expressions. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from AXIS’s expectations. Important factors that could cause actual events or results to be materially different from AXIS’s expectations include, with respect to the changes to AXIS’s operating model, the failure to realize the expected benefits resulting from the changes to the operating model, as well as any unintended consequences of the changes to the operating model, such as distraction of our management and employees, business disruption, inability to attract or retain key personnel, and reduced employee productivity. Other important factors that could cause actual events or results to be materially different from AXIS’s expectations include (1) the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates, (2) the occurrence and magnitude of natural and man-made disasters, (3) losses from war, terrorism and political unrest or other unanticipated losses, (4) actual claims exceeding our loss reserves, (5) general economic, capital and credit market conditions, (6) the failure of any of the loss limitation methods we employ, (7) the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions, (8) our inability to purchase reinsurance or collect amounts due to us, (9) the breach by third parties in our program business of their obligations to us, (10) difficulties with technology and/or data security, (11) the failure of our policyholders and intermediaries to pay premiums, (12) the failure of our cedants to adequately evaluate risks, (13) inability to obtain additional capital on favorable terms, or at all, (14) the loss of one or more key executives, (15) a decline in our ratings with rating agencies, (16) the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers, (17) changes in accounting policies or practices, (18) the use of industry catastrophe models and changes to these models, (19) changes in governmental regulations and potential government intervention in our industry, (20) failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices, (21) increased competition, (22) changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom’s expected withdrawal from the European Union, (23) fluctuations in interest rates, credit spreads, equity prices and/or currency values, (24) the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions and (25) the other factors set forth in AXIS’s most recent report on Form 10-K, Form 10-Q and other documents filed with the Securities and Exchange Commission. AXIS undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.